Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of HudBay Minerals Inc. of our reports dated February 24, 2016 relating to the consolidated financial statements of HudBay Minerals Inc. and the effectiveness of HudBay Minerals Inc.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of HudBay Minerals Inc. for the year ended December 31, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
Dated: July 29, 2016